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                                                                   EXHIBIT 23.04



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement of Quintiles Transnational Corp. ("Quintiles") on Form S-4 of our reports dated August 14, 1998, except for Note 21, as to which the date is September 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Pharmaceutical Marketing Services Inc. and Subsidiaries ("PMSI"), and the incorporation by reference in this registration statement of our report dated August 14, 1998, except for Note 21, as to which the date is September 2, 1998, on our audits of the consolidated financial statements of PMSI as of June 30, 1998 and 1997 and for the years ended June 30, 1998, 1997 and 1996, which report is included in Quintiles Current Report on Form 8-K/A as filed February 17, 1999. We also consent to the reference to our firm under the caption "Experts."



                                               /s/ PricewaterhouseCoopers LLP



Stamford, Connecticut
February 17, 1999